Exhibit 10.5(f)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Amendment Five to the Ancillary Services Agreement

WHEREAS, Cigna Health and Life Insurance Company and its affiliates (“Cigna”) and Omada Health, Inc. (“Group”) have executed an Ancillary Services Agreement dated May 31, 2018 (the “Agreement”); and
WHEREAS, Cigna and Provider mutually desire to amend the Agreement.

NOW, THEREFORE, pursuant to Section 6. General Provisions, Clause 6.13 of the Agreement and in consideration of the mutual promises contained herein, the parties hereby agree to amend the Agreement as follows:

1.The effective date of this Amendment is January 1, 2026 (the “Amendment Effective Date”).

2.Section 1. Definitions, Clause 1.9 Cigna Affiliate, includes Cigna Global Health Benefits Eligible Participants.

3.Section 1. Definitions, Clause 1.22 Participant, is hereby deleted in its entirety and restated as follows:
1.22    Participant
Means any individual, or eligible dependent of such individual, whether referred to as “Insured”, “Subscriber”, “Member”, “Participant”, “Enrollee”, “Dependent”, or similar designation, who is: (i) at least 18 years of age; (ii) physically present or resides in the one of the 50 States within the United States and the Federal District of Columbia (Washington, D.C.); (iii) covered under group health plans insured and/or administered by Cigna or its affiliates or subsidiaries; and (iv) identified as coverage eligible to enroll in the Program using the process set forth in this Agreement.

4.Clause 3.3.1 is now added to Section 3. Duties of Cigna, as follows:

3.3.1 Participant Outreach. Unless otherwise agreed upon, Cigna Global Health Benefits plans will administer outreach to their eligible Participants. To the extent Cigna Global Health Benefits plans intend to administer such outreach via physical mail, they acknowledge and agree that such mail-based outreach shall be sent exclusively to their Participants with mailing addresses in one of the 50 States within the United States or in the Federal District of Columbia, and no outreach material shall be mailed to an address outside of the United States.

5.The following language is now added to the Agreement in Section 2. Duties of Provider, Clause
2.11 Reporting and Data as follows:

2.11 Reporting and Data
Notwithstanding anything to the contrary herein, [***]. For all other Participants, Provider and Cigna will mutually agree on the format, frequency, and method of data files shared by Provider to Cigna for reporting purposes in the Agreement or otherwise in writing (“Data Files”). This Service Level measures whether the Data Files provided by Provider match the agreed format, frequency, and method. Provider will make available to Cigna the Data Files [***] free as measured by the Provider and the Cigna. “[***]” shall mean that the Data File is available to Cigna by [***]. “[***]” shall mean that the Data File matches [***]. This Service Level is calculated by dividing the [***].

6.To the extent of a conflict between this Amendment and the Agreement, this Amendment shall control.

7.Any and all capitalized terms not defined herein shall have the same meaning as in the Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF the parties have caused this Amendment to be executed by their duly authorized representatives below.

Omada Health, Inc.	Cigna Health and Life Insurance Company and its affiliates

By: /s/ Sean Duffy	By: /s/ Mario Vangeli

Name: Sean Duffy	Name: Mario Vangeli
Title: CEO	Title: VP, National Contracting
Date: 12/29/2025	Date: 12/29/2025

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